Exhibit 4.23

                                                                           This Instrument Prepared By:

_______________________

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,
Trustee.

____________________ SUPPLEMENTAL
INDENTURE

Dated as of __________, ____
(but executed on the dates shown on the execution page)

This ____________________ SUPPLEMENTAL INDENTURE, dated as of the _____ day of __________, ____ (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the Trustee;

WITNESSETH:

           WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this ____________________ Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor trustee (the “Trustee”), to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by ____________________ supplemental indentures amending, modifying and supplementing the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this ____________________ Supplemental Indenture, is hereinafter in this ____________________ Supplemental Indenture called the “Indenture”); and

WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to any coupon bonds to be substantially in the forms set forth therein with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Original Indenture, has duly determined to create a series of bonds to be designated as First Mortgage Bonds, _____ Series due __________, ____ (hereinafter sometimes referred to as the “_____ Series Bonds” or the “bonds of the _____ Series”) and, for such purpose, the Company has duly authorized the execution and delivery of this ____________________ Supplemental Indenture; and

WHEREAS, each of the _____ Series Bonds are to be substantially in the following form:

[FORM OF FACE OF BOND]

    [THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS BOND MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR BONDS REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE.  EVERY BOND AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS BOND SHALL BE A GLOBAL BOND THAT IS SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]

DELMARVA POWER & LIGHT COMPANY

FIRST MORTGAGE BOND,

_____ Series due __________, ____

Number:  __________

DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), for value received, hereby promises to pay to ____________________, or registered assigns, the sum of __________, on __________, ____, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon, semi-annually on __________ __ and __________ __ of each year at the rate of ____________________, at said office or agency in like coin or currency, from the _____ day of __________ or _____, as the case may be, to which interest has been paid preceding the date hereof (unless the date hereof is a __________ __ or __________ __  on which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to __________, ____, in which case from __________, ____), until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Mortgage hereinafter mentioned from such date of maturity until this bond shall be paid or the payment hereof shall have been duly provided for.  Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become valid or obligatory for any purpose until THE BANK OF NEW YORK MELLON, the Trustee under the Mortgage referred to on the reverse hereof, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, DELMARVA POWER & LIGHT COMPANY has caused this bond to be signed in its name with the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:

Seal:

Attest:                                                                           DELMARVA POWER & LIGHT COMPANY

___________________________________                                                                           By ____________________________________

[Assistant] Secretary                                                                                [Vice] President

Trustee’s Authentication Certificate

This bond is one of the bonds of the series herein designated, provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK MELLON, Trustee

By ___________________________________
                Authorized Officer

[FORM OF REVERSE OF BOND]

DELMARVA POWER & LIGHT COMPANY

FIRST MORTGAGE BOND,

_____ Series due __________, ____

This bond is one of an issue of bonds of the Company (herein referred to as the “bonds”), not limited in principal amount, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned provided, and is one of a series known as its First Mortgage Bonds, _____ Series due __________, ____ (herein sometimes referred to as “bonds of the _____ Series”).  All bonds of all series issued and to be issued under and equally and ratably secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by the Mortgage and Deed of Trust, dated as of October 1, 1943, executed by the Company to THE NEW YORK TRUST COMPANY, as Trustee, to which THE BANK OF NEW YORK MELLON, a New York corporation, is successor Trustee (herein, together with any indentures supplemental thereto, including a ____________________ Supplemental Indenture, dated as of __________, ____ (the “____________________ Supplemental Indenture”), called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Mortgage contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent (75%) in principal amount of all the bonds at the time outstanding (determined as provided in the Mortgage), evidenced as in the Mortgage provided, or in case the rights under the Mortgage of the holder of the bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five percent (75%) in principal amount of the bonds at the time outstanding of the one or more series, taken in the aggregate, affected (determined as provided in the Mortgage), evidenced as in the Mortgage provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all bonds then outstanding.  Any such consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond.  No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this bond at the time and place, at the rate and in the coin or currency herein prescribed.

The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

The fully registered bonds of the _____ Series are issuable in denominations of $1,000 and authorized multiples thereof.  To the extent this bond is transferable, it may be transferred or exchanged as prescribed in the Mortgage by the registered holder hereof in person, or by his or her duly authorized attorney, at the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage.

[The bonds of the _____ Series shall be redeemable at the option of the Company prior to the express date of the maturity hereof, in whole or in part, at any time.  The Company shall give notice of its intent to redeem such Bonds at least 30 days but no more than 90 days prior to the date fixed for such redemption.  If the Company redeems all or any part of the bonds of the _____ Series pursuant to the provisions of this paragraph, it shall pay an amount equal to __________.]

The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Mortgage.

The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond is transferable as prescribed in the Mortgage by the registered holder hereof in person, or by his or her duly authorized attorney, at the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage, and in each case without payment of any service or other similar charge as provided in the ____________________ Supplemental Indenture.  The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this bond, or for any claim based hereon, or otherwise in respect hereof, or based on, or in respect of, the Mortgage, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

[END OF FORM OF BOND]

AND WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the _____ Series Bonds, when executed by the Company and authenticated by the Trustee, as in the Original Indenture, as heretofore supplemented, provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Original Indenture and indentures supplemental thereto, have been performed; and

            WHEREAS, provision is made in Sections 5.11 and 17.01 of the Original Indenture for such further instruments and indentures, supplemental to the Original Indenture, as may be necessary or proper to carry out more effectually the purposes of the Original Indenture, and to subject to the lien of the Original Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clause thereof, and to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of the bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of the bonds, and to set forth the terms and provisions of any series of bonds to be issued under the Original Indenture and the form of the bonds and coupons of such series; and the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this ____________________ Supplemental Indenture, which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company desires to issue the _____ Series Bonds; and the Company therefore deems it advisable to enter into this ____________________ Supplemental Indenture in the form and terms hereof; and

           WHEREAS, the execution and delivery of this ____________________ Supplemental Indenture has been duly authorized by the Board of Directors of the Company, and all conditions and requirements necessary to make this ____________________ Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

           NOW, THEREFORE, in order further to secure the payment of the principal and interest and premium, if any, of all bonds issued and to be issued under the Original Indenture and any indentures supplemental thereto, including this ____________________ Supplemental Indenture, according to their tenor, purport and effect and the performance and observance of all the covenants and conditions in said bonds and the Original Indenture and any indentures supplemental thereto, including this ____________________ Supplemental Indenture, contained and to subject to the lien of the Original Indenture, as so supplemented, with the same force and effect as though included in the granting clause thereof, additional property now owned by the Company, and for and in consideration of the premises and other valuable consideration, the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, the Company has executed and delivered this ____________________ Supplemental Indenture, and hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, subject to the provisions of the Indenture, unto THE BANK OF NEW YORK MELLON, as trustee, and to its successors in trust and to its and their assigns forever, all the following described properties of the Company, and doth hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenants in common, except as permitted by, and in conformity with, the provision of the Original Indenture, as supplemented, and particularly of Article IX of the Original Indenture:

All property, real, personal and mixed, tangible and intangible, owned by                                                                                                                     the Company on the date of the execution hereof or which may be hereafteracquired by it (except such property as in the Original Indenture expressly excepted from the lien and operation of the Indenture).

The property covered by this ____________________ Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:

All the electric generating stations, station sites, stations, electric reserve generating stations, substations, substation sites, gas manufacturing plants, ice and cold storage plants, steam plants, hot water plants, hydro-electric stations, hydro-electric station sites, electric transmission lines, electric distribution systems, gas transportation mains, gas distribution systems, steam distribution systems, hot water distribution systems, regulator stations, regulator station sites, office buildings, storeroom buildings, warehouse buildings, boiler houses, plants, plant sites, service plants, coal storage yards, and poleyards now or hereafter owned by the Company, including all electric works, power houses, generators, turbines, boilers, engines, furnaces, retorts, dynamos, buildings, structures, transformers, meters, towers, poles, tower lines, cables, pole lines, tanks, storage holders, regulators, gas works, pipes, pipe lines, mains, pipe fittings, valves, drips, connections, tunnels, conduits, gates, motors, wires, switch racks, switches, brackets, insulators, and all equipment, improvements, machinery, appliances, devices, appurtenances, supplies and miscellaneous property for generating, producing, transforming, converting, storing and distributing electric energy, gas, ice, steam and hot water, and furnishing cold storage, now or hereafter owned by the Company, together with all furniture and fixtures located in the aforesaid buildings, and all land now or hereafter owned by the Company on which the same or any part thereof are situated, and all of the real estate, leases, leaseholds (except the last day of the term of each lease and leasehold), and lands now or hereafter owned by the Company, including land located on or adjacent to any river, stream or other water, together with all flowage rights, flooding rights, water rights, riparian rights, dams and dam sites and rights, flumes, canals, races, raceways, head works and diversion works, and all of the municipal and other franchises, licenses, consents, ordinances, permits, privileges, rights,                        servitudes, easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same now or hereafter owned by the Company, and all of the other property, real, personal or mixed, now or hereafter owned by the Company, forming a part of any of the foregoing property or used or enjoyed or capable of being used or enjoyed in connection therewith or in any way appertaining thereto, whether developed or undeveloped, or partially developed, or whether now equipped and operating or not and wherever situated, and all of the Company’s presently held or hereafter acquired right, title and interest in and to the land on which the same or any part thereof are situated or adjacent thereto, and all rights for or relating to the construction, maintenance or operation of any of the foregoing property through, over, under or upon any public streets or highways or other lands, public or private, and (except as hereinafter expressly excepted) all the right, title and interest of the Company presently held or hereafter acquired in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described, and, as to all of the foregoing, whether now owned by the Company or hereafter acquired by the Company.

           Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 9.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

           IT IS HEREBY AGREED by the Company that all property, rights and franchises acquired by the Company after the date hereof (except any in the Original Indenture expressly excepted) shall (subject to the provisions of Section 9.01 of the Original Indenture and to the extent permitted by law) be as fully embraced within the lien of the Original Indenture and any indentures supplemental thereto, including this ____________________ Supplemental Indenture, as if such property, rights and franchises were at the time of the execution of the Original Indenture owned by the Company and/or specifically described therein and conveyed thereby and as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;

           Provided that, in addition to the reservations and exceptions herein and elsewhere contained, the following are not and are not intended to be granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Original Indenture and any indentures supplemental thereto, including this ____________________ Supplemental Indenture, viz.:  (1) cash and shares of stock and certificates or evidence of interest therein and obligations (including bonds, notes and other securities) not in or pursuant to the Original Indenture or any indenture supplemental thereto, including this ____________________ Supplemental Indenture, specifically pledged or deposited or delivered or therein covenanted so to be; (2) any goods, wares, merchandise, equipment, materials or supplies held or acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; and (3) all judgments, contracts, accounts and choses in action, the proceeds of which the Company is not obligated as in the Original Indenture provided to deposit with the Trustee hereunder; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Indenture and any indentures supplemental thereto, including this ____________________ Supplemental Indenture, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall take possession of the mortgaged and pledged property in the manner provided in Article X of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article X of the Original Indenture.

           TO HAVE AND TO HOLD all such properties, real, personal, or mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trusts created in the Indenture and its and their assigns forever;

           SUBJECT, HOWEVER, to any reservations, exceptions, conditions, limitations and restrictions contained in several deeds, servitudes, franchises and contracts or other instruments through which the Company acquired, and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to encumbrances of the character defined in the Original Indenture as “excepted encumbrances” in so far as the same may attach to any of the property embraced herein;

           IN TRUST NEVERTHELESS upon the terms, trusts, uses and purposes specifically set forth in the Indenture; this ____________________ Supplemental Indenture being made for the purpose, inter alia, of subjecting the real estate and premises and other property above described to the lien and operation of the Indenture, so that the same shall be held specifically by the Trustee under and subject to the terms and conditions of the Original Indenture in identically the same manner and for the same trusts, uses and purposes, as though the said real estate and premises and other property had been specifically described in the Original Indenture.

           AND IT IS HEREBY FURTHER COVENANTED AND AGREED and the Company and the Trustee have mutually agreed, in consideration of the premises, as follows:

ARTICLE I.

DESIGNATION, PROVISIONS, DENOMINATIONS AND ISSUANCE
OF BONDS OF THE _____ SERIES

           SECTION 1.  The bonds of the _____ Series shall be designated as “First Mortgage Bonds, _____ Series due __________, ____.”  All bonds of the _____ Series shall be fully registered bonds.  All bonds of the _____ Series shall be dated the date of issue, and shall bear interest from the _____ of __________ or __________, as the case may be, to which interest has been paid preceding the date thereof, unless such date is a __________ __ or __________ __ on which interest has been paid, in which case it shall bear interest from such date, or unless such date is prior to __________, ____, in which case they shall bear interest from __________, ____.  All bonds of the _____ Series shall be payable on __________, ____, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and shall bear interest, payable in like coin and currency, at the rate of __________ per annum, payable semi-annually on __________ __ and __________ __ of each year, until maturity, and at the highest rate of interest borne by any of the bonds outstanding under the Original Indenture and any indenture supplemental thereto, from such date of maturity until they shall be paid or payment thereof shall have been duly provided for.  Principal of, and interest on, the bonds of the _____ Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York.

           Bonds of the _____ Series shall be issuable in denominations of $1,000 and multiples thereof.  The bonds of the _____ Series may be exchanged at the option of the holders thereof, for a like aggregate principal amount of fully registered bonds of such series or other authorized denominations.  No service or other similar charge shall be made for any exchange, transfer or registration of the bonds of the _____ Series, but the Company may require payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by the Company in relation thereto.

[The bonds of the _____ Series shall be redeemable at the option of the Company prior to the express date of the maturity hereof, in whole or in part, at any time.  The Company shall give notice of its intent to redeem such Bonds at least 30 days but no more than 90 days prior to the date fixed for such redemption.  If the Company redeems all or any part of the bonds of the _____ Series pursuant to the provisions of this paragraph, it shall pay an amount equal to __________.]

[The bonds of the _____ Series initially shall be represented by one or more securities in registered, global form without interest coupons (a “Global Bond”).  The Company initially appoints The Depository Trust Company (“DTC”) to act as depositary with respect to the Global Bonds (together with any successor, the “Depositary”).  The bonds of the _____ Series initially shall be registered in the name of Cede & Co. as nominee for DTC.

So long as the bonds of the _____ Series are held by the Depository, such bonds of the _____ Series shall bear the following legend:

“THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS BOND MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR BONDS REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE.  EVERY BOND AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS BOND SHALL BE A GLOBAL BOND THAT IS SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.”

Any bonds of the _____ Series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Bond shall also be a Global Bond and shall bear the foregoing legend, except for any bond authenticated and delivered in exchange for, or upon registration of transfer of, a Global Bond pursuant to the next paragraph.

Notwithstanding anything herein to the contrary, a Global Bond shall not be exchangeable for bonds of the _____ Series registered in the name of, and no transfer of a Global Bond may be registered to, any person other than the Depositary or its nominee, unless (i) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for the bonds of the _____ Series or (B) ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and the Company within 90 days after it receives such notice or becomes aware of such ineligibility does not appoint a successor Depositary, (ii) the Company executes and delivers to the Trustee a notice that the bonds of the _____ Series shall be so exchangeable and the transfer thereof so registerable, or (iii) there shall have occurred a completed default as in the Mortgage provided with respect to the bonds of the _____ Series evidenced by such Global Bond.  Upon the occurrence in respect of the bonds of the _____ Series of any one or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, the bonds of the _____ Series shall be exchanged for bonds registered in the names of, and the transfer of such bond shall be registered to, the beneficial owners of the bonds of the _____ Series, or their designees, as the Depositary shall direct.  The bonds of the _____ Series issued to beneficial owners, or their designees, shall be substantially in the form set forth in this ____________________ Supplemental Indenture, but shall not include the provision related to the Global Bonds.

The Company and the Trustee may rely conclusively upon (a) a certificate of the Depository as to the identity of a participant in the book-entry system; (b) a certificate of any participant as to the identity of any indirect participant and (c) a certificate of any participant or any indirect participant as to the identity of, and the respective principal amount of bonds of the _____ Series owned by, beneficial owners.]

           SECTION 2.  The principal amount of the bonds of the _____ Series which may be authenticated and delivered hereunder is [not limited, except as the Original Indenture, as amended, limits the principal amount of bonds which may be issued thereunder] [limited to __________].

SECTION 3.  Bonds of the _____ Series for the aggregate principal amount of ___________ shall be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered, either before or after the recording hereof, in accordance with the request of the Company, signed in the name of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, upon compliance by the Company with the applicable provisions of Articles III and IV of the Indenture.

ARTICLE II.

MISCELLANEOUS

           SECTION 1.  As supplemented and amended by this ____________________ Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this ____________________ Supplemental Indenture shall be read, taken and construed as one and the same instrument.

           SECTION 2.  This ____________________ Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

           SECTION 3.  The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

           SECTION 4.  The debtor and its mailing address are Delmarva Power & Light Company, [800 King Street, P.O. Box 231, Wilmington, Delaware 19899].  The secured party and its address, from which information concerning the security interest hereunder may be obtained, are The Bank of New York Mellon, [Global Corporate Trust, 101 Barclay Street, New York, NY  10286], Attn:  __________, [[Vice] President].

           SECTION 5.  The Company acknowledges that it received a true and correct copy of this ____________________ Supplemental Indenture.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its [President/Vice President], and its corporate seal to be hereunto affixed and attested by its [Secretary/Assistant Secretary] and the Trustee has caused this instrument to be signed in its name and behalf by a __________ and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the _____ day of __________, ____.

DELMARVA POWER & LIGHT COMPANY

Date of Execution                                                      By
__________, [PRESIDENT/VICE PRESIDENT]

__________, ____

Attest:

__________, [SECRETARY/ASSISTANT SECRETARY]

THE BANK OF NEW YORK MELLON,
as Trustee

Date of Execution                                                      By

__________, ____

Attest:

DISTRICT OF COLUMBIA:  SS.

BE IT REMEMBERED that on this _____ day of __________, ____, personally came before me, a notary public for the District of Columbia, __________, [President/Vice President] of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be [his or her] own act and deed and the act and deed of the Company; that [his or her] signature is in [his or her] own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that [his or her] act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

Notary Public, District of Columbia
My commission expires

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

__________

STATE OF NEW YORK                                           )
)  SS.
COUNTY OF NEW YORK                                                      )

BE IT REMEMBERED that on this _____ day of __________, ____, personally came before me, a Notary Public for the State of New York, __________, [[Vice] President] of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be [his or her] own act and deed and the act and deed of the Trustee; that [his or her] signature is [his or her] own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that [his or her] act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

__________
Notary Public, State of New York

____________________
Notary Public, State of New York
No. __________
Qualified in __________
Commission Expires __________

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at [101 Barclay Street], in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON

By
__________, [[VICE] PRESIDENT]